As filed with the Securities and Exchange Commission on October 20, 2016 - Registration No. 333-194011

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EDGEWATER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	46-3687434
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

321 Main Street, St. Joseph, Michigan 49085

(Address of Principal Executive Offices) (Zip Code)

Edgewater Bank 401(k) Plan

(Full Title of the Plan)

Richard E. Dyer, 321 Main Street, St. Joseph, Michigan 49085 (269) 982-4175

(Name, address, and telephone number, including area code, of agent for service)

Copies of Communications to:

Harvey Koning

Varnum LLP

333 Bridge St. NW, Suite 1700

Grand Rapids, Michigan 49504

(616) 336-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Participation Interests	—	(1)	—	—	—	(2)

(1)	Pursuant to 17 C.F.R. Section 230.416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers an indeterminate amount of participation interests to be offered or sold pursuant to the Edgewater Bank 401(k) Plan (the “Plan”).

(2)	Pursuant to 17 C.F.R. Section 230.457(h)(3) of the Securities Act, no registration fee is required to be paid.

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. § 230.462 under the Securities Act.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement (the “Registration Statement”) of Edgewater Bancorp, Inc. (“Edgewater”) filed with the Securities and Exchange Commission on February 18, 2014 on Form S-8 (Registration No. 333-194011) pertaining to the registration of Participation Interests, issuable under the Edgewater Bank Inc. 401(k) plan. Edgewater is a savings and loan holding company whose common shares are held of record by fewer than 1,200 shareholders. Edgewater desires to deregister all of the unissued Participation Interests registered on the Registration Statement and to suspend reporting under the Securities Act of 1934, as amended. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Edgewater is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Participation Interests registered under the Registration Statement that remain unissued.

SIGNATURES

The Registrant.   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Joseph, State of Michigan, on October 17, 2016.

EDGEWATER BANCORP, INC.

By:	/s/Richard E. Dyer
Richard E. Dyer
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/Richard E. Dyer	President and Chief Executive Officer	October 17, 2016
Richard E. Dyer	(Principal Executive Officer)

/s/ Coleen S. Frens-Rossman	Senior Vice President and Chief	October 17, 2016
Coleen S. Frens-Rossman	Financial Officer (Principal Financial
and Accounting Officer)

/s/ Kenneth F. Ankli, III	Director	October 17, 2016
Kenneth F. Ankli, III

/s/ James R. Marohn	Director	October 17, 2016
James R. Marohn

/s/Stephen Ross	Director	October 17, 2016
Stephen Ross

/s/Thomas L. Starks	Director	October 17, 2016
Thomas L. Starks

/s/Norma Tirado-Kellenberger	Director	October 17, 2016
Norma Tirado-Kellenberger

/s/Lynn C. Todman	Director	October 17, 2016
Lynn C. Todman

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